SECOND AMENDED AND RESTATED MANAGEMENT AGREEMENT

THIS SECOND AMENDED AND RESTATED MANAGEMENT AGREEMENT (this "Agreement"), dated as of August 17, 2015, is entered by and among AEROCENTURY CORP., a Delaware corporation ("AeroCentury"), and JETFLEET MANAGEMENT CORP., a California corporation (the "Management Company").

WITNESSETH

WHEREAS, AeroCentury is engaged in the business of acquiring income producing assets, consisting primarily of aircraft equipment on lease to third party users;

WHEREAS, pursuant to an Amended and Restated Management Agreement, dated  April 23, 1998 (the "Prior Agreement"), AeroCentury engaged Management Company to perform management services for AeroCentury;

WHEREAS, the parties hereto desire to amend and restate such Prior Agreement to engage the Management Company for a new ten-year term as set forth herein.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree to amend and restate the Prior Agreement in its entirety and hereby agree as follows.

ARTICLE 1
DELEGATION TO MANAGEMENT COMPANY

1.1            Powers, Rights and Obligations of Management Company.  Management Company shall provide AeroCentury with all operational support and asset portfolio management necessary to conduct all aspects of the business affairs of AeroCentury, including, without limitation: (i) identification and selection of assets for acquisition; (ii) administration of leases for such assets; (iii) management of remarketing and resale of the assets; (iv) office space and general administrative and day to day operations of AeroCentury; and (v) payroll and employee expenses, including business travel expenses, for all personnel responsible for AeroCentury operations and business.  Management Company shall devote such time as may be necessary for the proper performance of management services to AeroCentury, shall use its best efforts to carry out the purposes of AeroCentury, and shall manage the affairs of AeroCentury to the best of its abilities.

1.2            Indemnification. AeroCentury shall indemnify and hold Management Company, its directions, officers, shareholders, employees and agents harmless from and against any and all liability, demands, claims, actions, losses, interest, cost of defense, and expenses (including reasonable attorney's fees) which arise out of or in connection with the acceptance or appointment as management company and the performance of its duties hereunder except such acts or omissions as may result from the willful misconduct or gross negligence of Management Company. Promptly after receipt by Management Company of notice of any demand or claim or the commencement of any action, suit or proceeding relating to this Agreement, Management Company shall notify AeroCentury in writing. IT IS EXPRESSLY THE INTENT OF AEROCENTURY TO INDEMNIFY MANAGEMENT COMPANY, AND ITS DIRECTORS, OFFICERS, SHAREHOLDERS AND EMPLOYEES AND AGENTS FROM ERRORS IN JUDGMENT OR OTHER ACTS OR OMISSIONS NOT AMOUNTING TO WILLFUL MISCONDUCT OR GROSS NEGLIGENCE.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE MANAGEMENT  COMPANY

2.1              Management Company hereby makes the following representations and warranties on which AeroCentury has relied in making the delegation set forth in Section 1.1:

(a)              Organization. Management Company is a California corporation duly organized, validly existing and in a good standing under the laws of the State of California and is duly qualified as a foreign corporation in each jurisdiction in which the nature of its business makes such qualification necessary.

(b)              Authorization. Management Company has all requisite power and authority to execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Management Company.

(c)              Binding Obligation. The Agreement constitutes a legal, valid and binding obligation of Management Company, enforceable against Management Company in accordance with its terms.

(d)              No Violations. The execution, delivery and performance by Management Company of this Agreement does not (i) violate any provision of the corporate charter or by-laws of Management Company, (ii) violate any statue or regulation or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to Management Company or any of its assets, or (iii) violate or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on the assets of Management Company pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking to which Management Company is a party.

ARTICLE 3
AGENTS; CHANGES IN THE MANAGEMENT COMPANY; COMPENSATION; FINANCIAL REPORTING; TERM AND TERMINATION; COMPETITORS

3.1            Agents.

(a)              Management Company may, subject to AeroCentury's prior consent not to be unreasonably withheld, delegate any or all of the powers, rights and obligations under this Agreement and may appoint, employ, contract or otherwise deal with any person or entity (each, an "Agent") in respect of the conduct of the business and affairs of AeroCentury. Without limitation, Management Company may assign to any such Agent the right to receive any fee or reimbursement of expenses as Management Company would be entitled to receive under this Agreement.

(b)            Management Company shall supervise the activities of its Agents, and notwithstanding the designation of or delegation to any Agent, Management Company shall remain obligated to AeroCentury for the proper performance of the obligations as set forth herein; provided, however, that Management Company may enter into any agreement for indemnification pursuant to which an Agent may indemnify and hold harmless Management Company from any liability to AeroCentury arising by reason of the act or omission of such Agent.

3.2              Compensation. As full and exclusive compensation for all duties assumed and services provided hereunder, Management Company shall entitled to receive the following compensation:

(a)            Management Fee.  AeroCentury shall pay Management Company a monthly management fee in arrears.  The monthly management fee shall equal (i) 0.25% of the first $400 million of the Net Asset Value (as defined below) as of the end of the month, plus, (ii) if applicable, 0.20833% of the next $100 million of Net Asset Value as of the end of the month, plus, (iii) if applicable, 0.16667% of any Net Asset Value in excess of $500 million as of the end of the month.  "Net Asset Value" of shall be defined as: (x) net book value of assets in AeroCentury's portfolio of assets held for lease and of assets held for sale determined in accordance with generally accepted accounting principles ("GAAP"); plus (y) the amount of finance lease receivables for assets in AeroCentury's portfolio of assets subject to finance leases, determined in accordance with GAAP; provided, however, that in the event there has been an addition or subtraction to (x) or (y) in the applicable month due to a purchase or sale of an asset during such month, then only a pro rata portion of the asset value of such asset shall be included in the Net Asset Value calculation as of the end of such month, as set forth in the following chart:

Date in Month that Purchase/Sale of Asset Occurred	Percentage of Value of Purchased Asset to be Reflected in Month-End Net Asset Value	Percentage of Value of Sold Asset to be Reflected in Month-End Net Asset Value
1-4	100%	0%
5-11	75%	25%
12-19	50%	50%
20-27	25%	75%
28-end of month	0%	100%

        (b)   Acquisition Fee.  Upon purchase of an asset or multiple assets in a single transaction by AeroCentury, AeroCentury shall pay Management Company an acquisition fee of 3% of the total purchase price paid by AeroCentury on such purchase.

        (c)  Resale  Fee.  Upon a sale of an asset owned by AeroCentury, AeroCentury shall pay Management Company a resale fee of 3% of total purchase price received by AeroCentury on such sale.

   (d)            Re-Lease Fee.  Upon re-leasing of an aircraft already owned by AeroCentury to a different customer, AeroCentury shall pay Management Company a re-lease fee equal to 3% of the present value of the aggregate future lease rentals under such lease, using a discount rate of 5% (such present value referred to as the "Discounted Rent PV").  AeroCentury shall pay Management Company a re-lease fee equal to 1% of the Discounted Rent PV for any re-lease of an aircraft by a current lessee that is not the result of the exercise by lessee of a lessee extension option contained in the lease for such aircraft.  No re-lease fee shall be payable upon re-lease of an aircraft to a lessee upon extension of its lease pursuant to exercise by a lessee of an extension option contained in a lease.

   (e)            Expenses for Account of the Respective Parties.  For the avoidance of doubt: (i) Management Company shall be responsible for the following AeroCentury expense items, without reimbursement from AeroCentury:  all salaries, bonus, cost of employee benefits, and hiring, employment law compliance and attorney expenses, for all Management Company employees providing services to AeroCentury; all costs of airfare, lodging and reimbursement of Management Company employees travelling on AeroCentury business; cost of all office space and office equipment utilized in AeroCentury's business; all costs of electronic infrastructure, computer equipment, cell phone services, IT and other office and administrative expenses used or incurred by Management Company employees for AeroCentury's business; and all remarketing expenses and fees for third parties engaged by Management Company for remarketing, resale or re-lease, except as otherwise approved by AeroCentury for direct compensation by AeroCentury; and (ii) AeroCentury shall pay directly, or reimburse JMC for, expenditures for the following items of expense: outside corporate and securities compliance counsel fees and expense, local and Federal Aviation Administration and International Registry counsel attorneys fees and expenses incurred in connection with AeroCentury aircraft transactions; independent auditor fees and expenses; third party expenses in connection with periodic securities filings and other SEC compliance requirements; director compensation, director and officer liability insurance, hull and liability insurance for AeroCentury's off-lease portfolio, credit facility interest, fees and expenses; lessor payments required under AeroCentury leases with lessees; income, sales, VAT and all taxes assessed against AeroCentury; and all remarketing expenses and fees for third parties engaged directly by AeroCentury.

3.3   Review of Management Company Financial Statements by AeroCentury Auditors.  During the term of the Agreement, Management Company shall provide AeroCentury's independent registered public accounting firm with access to Management Company's financial statements and books and records for the purpose of such accounting firm reporting to AeroCentury on the financial condition of Management Company.

3.4   Term.  This Agreement shall have a term of ten (10) years, commencing on the date of this Agreement, subject to termination rights under Section 3.5 below

3.5   Termination.

(a)  This Agreement may be terminated by a party upon six months prior notice upon the material breach by the other party of any its respective material agreements and obligations under this Agreement which remains uncured for a period of 90 days after written notice of such breach.  In the event of (i) a termination by Management Company of this Agreement upon the breach of this Agreement by AeroCentury or (ii) the unilateral termination by AeroCentury of the Agreement, AeroCentury shall pay Management Company the amount set forth on Schedule I hereto as liquidated damages for such breach or unilateral termination, and not as a penalty therefor; provided, however, that this liquidated damages provision shall not apply to a termination by AeroCentury of this Agreement: (x) as a result of an Unapproved Management Change as defined in subsection (c) below, or (y) as a result of Management Company's bankruptcy or dissolution as set forth in subsection (d) below.  AeroCentury and Management Company hereby acknowledge that the damages suffered as a result of the breach by AeroCentury of this Agreement are difficult to ascertain, but that such liquidated damage amounts as set forth in Schedule I are reasonable in light of the actual anticipated damages.

(b)   A sale or disposition by AeroCentury of substantially all or a significant portion of the assets of the AeroCentury in a single transaction or series of transactions not recommended by Management Company shall be deemed to be a unilateral termination by AeroCentury in breach of this Agreement.  For purposes of this subsection, a sale of a "significant portion" of the assets of AeroCentury shall mean a sale, disposition or transfer of 25% or more of the assets (based on fair market value).

(c)   Management Company reserves the right to appoint successors to the currently appointed Chief Financial Officer ("CFO") and/or the Chief Executive Officer ("CEO") of Management Company at any time and without AeroCentury's approval.  In the event, however, that the current CEO or CFO is removed or departs from such office, and Management Company subsequently appoints a successor CEO or CFO, Management Company shall give written notice of such replacement appointment to AeroCentury.  If, not later than thirty days after such written notice, the members of the Board of Directors of AeroCentury who are neither officers, directors, employees nor shareholders holding more than five percent (5%) of the outstanding voting power of Management Company unanimously (with no abstentions) adopt a resolution disapproving such replacement appointment (such appointment hereinafter being referred to as an "Unapproved Management Change"), AeroCentury shall have the right to terminate this Agreement, upon six months prior written notice, subject to payment of a special termination fee equal to the product of (i) average of the monthly management fees payable by AeroCentury to Management Company under Section 3.4(a) during the last twelve calendar months prior to such termination; multiplied by (ii) twenty-four months.

(d)   In the event of the bankruptcy or dissolution of Management Company, Management Company shall cease to participate in the conduct of the business affairs of AeroCentury, and AeroCentury may immediately terminate this Agreement.

    3.6              Successor by Merger or Acquisition of Business. Any entity resulting from any merger or consolidation to which Management Company shall be a party, or succeeding to the business of Management Company, will be the successor to Management Company hereunder without the execution or filing of any paper or any further act on the part of any the parties hereto.  Management Company shall provide prompt written notice of any such event to AeroCentury.

    3.7             No Management of Competitor Portfolios.  During the term of the Agreement, Management Company shall not, without AeroCentury's prior consent, provide portfolio management services to any competitors of AeroCentury that are included in a written list of competitors ("Designated Competitors") that is mutually agreed by AeroCentury and Management Company from time to time.  AeroCentury and Management Company agree to consider in good faith on any proposed changes to the list of Designated Competitors, and agree to review the list of Designated Competitors no less frequently than annually.

ARTICLE 4
OPTION TO PURCHASE MANAGEMENT  COMPANY

4.1            Option to Acquire Management Company.  In consideration of AeroCentury entering into this Agreement, Management Company hereby grants to AeroCentury, the exclusive right to acquire all of the outstanding capital stock for of Management Company in exchange for shares of common stock of AeroCentury. Such acquisition shall be subject to all requisite approvals of the shareholders of both Management Company and AeroCentury, as required by applicable law.  The aggregate value of the AeroCentury Common Stock to be issued to Management Company shareholders in such exchange shall have an aggregate value no less than the greater of (i) $20 million; or (ii) the product of: (A) Management Company's Earnings over the most recent 12 month period, multiplied by (B) the average price-to-earnings ratio of AeroCentury's common stock over such 12 month period.  The AeroCentury common stock shall be valued for the purposes of the exchange at the trailing 30-day average closing price prior to the date of such acquisition.  For purposes of this Section 4.1, the term "Earnings" shall mean Earnings before cumulative equity in earnings/losses of subsidiaries.

ARTICLE 5
MISCELLANEOUS   PROVISIONS

5.1              Applicable Law.  This Agreement shall by governed by and construed and enforced in accordance with the laws of the State of California without regard to principles of conflicts of law.

5.2              Counterparts.  This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

5.3              Severability of Provisions.  If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, such provision shall be automatically reformed and construed so as to be valid and enforceable to the maximum extent permitted by law while most nearly preserving its original intent.  The invalidity of all or any part of this Agreement shall not render invalid the remainder of this Agreement.

5.4              Captions.  Article and Section titles and any table of contents are for convenience of reference only and shall not control or alter the meaning of this Agreement as set forth in this text.

5.5              No Benefit to Third Parties.  The provisions of this Agreement shall not be construed for the benefit of or enforceable by a person not a party hereto.

5.6              Successors and Assigns.  The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the respective parties hereto.

5.7              Amendments.  This Agreement may only be amended in writing executed by the parties hereto.

5.8              Conflicts.  In the event a conflict exists or arises between this Agreement and the Prospectus, the terms and provisions of the Prospectus shall control.

5.8            Prior Agreement Superseded. This Agreement amends, restates, supersedes and replaces the Prior Agreement, and the Prior Agreement is of no further force or effect.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY:                                                                                                                                                          MANAGEMENT COMPANY:
AEROCENTURY CORP.                                                                                                                                                            JETFLEET MANAGEMENT CORP.
a Delaware corporation                                                                                                                                                  a California corporation

By:                                                                                                                                                            By:
       Neal D. Crispin, President                                                                                                                                                        Toni Perazzo, Chief Financial Officer

SCHEDULE I
TERMINATION FEE

The liquidated damages for unilateral termination by AeroCentury and/or a termination by Management Company due to a breach by AeroCentury, as provided under Section 3.5, shall be equal to the greater of:

(a) $15,000,000; or

(b) the product of:

(i) the average of the management fees payable by AeroCentury to Management Company during the last twelve calendar months prior to such termination; multiplied by

(ii) a number equal to the number of calendar months (with a partial calendar month counting as a full calendar month) remaining in the term of the Agreement, subject, however, to a minimum of 24 months and a maximum of 36 months (such number of months, as subject to the minimum and maximum caps, referred to hereinafter the "Termination Payment Period").

Management Company shall reimburse ACY for the portion of such termination fee, if any, equal to the amount of management fees earned by Management Company through the provision of similar services to one or more third parties during the number of months following termination equal to the Termination Payment Period.